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                                                                   EXHIBIT 3.3

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                STERI-OSS, INC.,
                             a Delaware corporation


                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office of this corporation shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the corporation (the "Board") may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. An annual meeting of the stockholders, at which the stockholders shall elect directors and transact such other business as may properly be brought before the meeting, shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 3. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept

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at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board on his or her own initiative or the Chief Executive Officer on his or her own initiative, and shall be called by the Chairman of the Board, Chief Executive Officer or Secretary at the request in writing of the entire Board or at the request in writing of stockholders owning not less than fifty percent (50%) of the entire voting stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on a certain question (abstentions being deemed for purposes of this Section to be non-votes) shall decide any such question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no


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proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

         Section 10. Nominations for election to the Board must be made by the Board or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 10. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice
(a) the name and address, as such information appears on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholders notice, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

         Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 10 and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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         Section 11. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board or
(c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         For business to be properly brought before any meeting by a stockholder pursuant to clause (c) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding the foregoing, nothing in this Section 11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.



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         Section 12. Any action required by the General Corporation Law of
Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors shall be fixed from time to time by resolution of the Board or by the stockholders at an annual meeting of the stockholders. The number of directors of the corporation shall be fixed at seven
(7) until changed by the Board or stockholders as set forth above. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. At each election of directors, the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions, not inconsistent with law, contained in the certificate of incorporation relating thereto, including any provisions for a classified board.

         Section 2. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, subject to the rights of holders of preferred stock, if any. The directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by or under the direction of its Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                              MEETINGS OF THE BOARD

         Section 4. The Board of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of the Board following the election of any members thereof shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special



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meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.


         Section 6. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the President or Chairman on four (4) days' notice to each director by mail or 48 hours notice to each director either personally or by telephone, telegram or facsimile; special meetings shall be called by the President, Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the President, Chief Executive Officer or Secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

         Section 8. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.




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         In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. Director compensation may include, among other things, payment of their expenses, if any, of attendance at each meeting of the Board, payment of a fixed sum for attendance at each meeting of the Board or payment of a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         Section 14. Any director or the entire Board may be removed only for cause and only by the vote of the holders of two-thirds (2/3) of the voting securities of the corporation then entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder,



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it shall not be construed to mean personal notice (except as provided in Section
7 of Article III of these bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram or facsimile.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning at the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Financial Officers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. Vice Presidents need not be officers of the Company unless so designated by the Board. Vice Presidents who are not designated as officers shall report to the Chief Executive Officer.

         Section 2. The Board at its first meeting and after each annual meeting of stockholders shall choose a Chief Executive Officer, President, Secretary and Chief Financial Officer and may choose Vice Presidents.

         Section 3. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers of the corporation shall be fixed by the Board. The salaries of agents of the corporation, unless fixed by the Board, shall be fixed by the Chief Executive Officer, President or any Vice President of the corporation.




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         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.

                            THE CHAIRMAN OF THE BOARD

         Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

         Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

                           THE CHIEF EXECUTIVE OFFICER

         Section 8. In the absence of the Chairman and Vice-Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board. The Chief Executive Officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

                        THE PRESIDENT AND VICE PRESIDENT

         Section 9. In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         Section 10. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.



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                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 11. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 12. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                         THE CHIEF FINANCIAL OFFICER AND
                           ASSISTANT FINANCIAL OFFICER

         Section 13. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board.

         Section 14. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation.

         Section 15. If required by the Board, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.




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         Section 16. The Assistant Financial Officer, or if there shall be more than one, the Assistant Financial Officers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer or the President and the Secretary or Chief Financial Officer of the corporation, certifying the number of shares owned by him or her in the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the



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certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.




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



                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board.

                                      SEAL

         Section 5. The Board may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                 INDEMNIFICATION

         Section 6. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify its officers and directors made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being an officer or director of the corporation or a predecessor corporation or, at the corporation's request, a



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



director or officer of another corporation, provided, however, that the corporation shall indemnify any such officer or director in connection with a proceeding initiated by such officer or director only if such proceeding was authorized by the Board of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an officer or director of the corporation, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         Expenses incurred by an officer or director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the officer's or director's of the corporation shall not be required to advance such expenses to an officer or director who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of the corporation which alleges willful misappropriation of corporate assets by such officer or director, disclosure of confidential information in violation of such officer's or director's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such officer's or director's duty to the corporation or its stockholders.

         The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each officer and director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

         The Board in its discretion shall have power on behalf of the corporation to indemnify any person, other than an officer or director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee or agent of the corporation.

         To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be


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



interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."



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



                                  ARTICLE VIII

                                   AMENDMENTS

         Except as otherwise provided in the certificate of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or a majority of the Board, when such power is conferred upon the Board by the certificate of incorporation, at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.




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